As filed with the Securities and Exchange Commission on March 8, 2019

Registration No. 333-217409

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT NO. 333-217409

 UNDER THE SECURITIES ACT OF 1933

ZOMEDICA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Phoenix Drive, Suite 190

Ann Arbor, Michigan 48108

(734) 369-2555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald Solensky, Jr.

President and Chief Executive Officer

Zomedica Pharmaceuticals Corp.

100 Phoenix Drive, Suite 190

Ann Arbor, Michigan 48108

(734) 369-2555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Hogoboom	Paul Bolger
Lowenstein Sandler LLP	Tingle Merrett LLP
1251 Ave of the Americas	1250, 639 – 5th Avenue S.W.
New York, New York 10020	Calgary, Alberta T2P 0M9
Tel: (212) 262-6700	Tel: (403) 571-8006
Fax: (212) 262-7402	Fax: (403) 571-8008

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.	☐

Large accelerated filer:	☐	Accelerated filer:	☒

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.			☒

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”), filed by Zomedica Pharmaceuticals Corp. (the “Company”), removes from registration any and all securities of the Company that remain unsold under the following registration statement (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-1 (Registration No. 333-217409), as amended, which was originally declared effective by the SEC on March 30, 2018, pertaining to the registration of an aggregate of 77,255,205 common shares, without par value.

The Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement. The Company is filing this Post-Effective Amendment to the Registration Statement to deregister any and all securities of the Company registered for sale pursuant to the Registration Statement that remain unsold as of the date of this Post-Effective Amendment. The unsold common shares have been registered under a registration statement on Form S-3/A (Registration No. 333-229014) which became effective pursuant to Section 8(a) of the Securities Act of 1933, as amended, on February 7, 2019. The Company hereby terminates the effectiveness of the Registration Statement and deregisters any and all securities of the Company registered for sale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the above-referenced Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ann Arbor, Michigan, on March 8, 2019.

ZOMEDICA PHARMACEUTICALS CORP.

By:	/s/ Gerald Solenksy, Jr.
Gerald Solensky, Jr.
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	SIGNATURE	TITLE	DATE

	/s/ Gerald Solenksy, Jr.	Chairman of the Board, President, Chief Executive Officer	March 8, 2019
	Gerald Solensky, Jr.	(Principal Executive Officer)

	/s/ Shameze Rampertab	Chief Financial Officer, Corporate Secretary and Director	March 8, 2019
	Shameze Rampertab	(Principal Financial and Accounting Officer)

	*	Director	March 8, 2019
James LeBar

	*	Director	March 8, 2019
Rodney Williams

	*	Director	March 8, 2019
Jeffrey Rowe

*By:	/s/ Gerald Solenksy, Jr.
Gerald Solensky, Jr.
Attorney-in-fact